UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 5, 2007

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 (e)  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 5, 2007, the Compensation and Benefits Committee of the Board of Directors of Electronic Data Systems Corporation ("EDS") approved the grant of performance-vesting restricted stock units ("P-RSUs") and stock options to EDS' executive officers effective as of March 15, 2007.  The grants approved include the following P-RSUs and stock options to be awarded to executive officers who are "named executive officers" in the Summary Compensation Table in EDS' 2006 proxy statement or upcoming 2007 proxy statement: Michael H. Jordan - 250,000 P-RSUs and 750,000 stock options; Jeffrey M. Heller - 81,000 P-RSUs and 250,000 stock options; Ronald A. Rittenmeyer - 111,000 P-RSUs and 333,000 stock options; Charles S. Feld - 70,000 P-RSUs and 210,000 stock options; and Ronald P. Vargo - 50,000 P-RSUs and 150,000 stock options.  All P-RSUs and stock options will be awarded under the Amended and Restated 2003 Incentive Plan of Electronic Data Systems Corporation (the "Incentive Plan").

The number of P-RSUs that vest will depend on EDS' financial performance over the three-year performance period that began on January 1, 2007 and will end on December 31, 2009.  Performance will be measured based on EDS' free cash flow per share, return on net assets (net operating profit after tax, divided by average net assets) and revenue during the performance period relative to performance targets established by EDS (for a definition and discussion of free cash flow, see EDS' Form 10-Q for the quarter ended September 30, 2006).  Depending on EDS' results against those targets, the actual number of P-RSUs granted to executive officers that may vest can range from zero to 200% of the target number awarded.  Half of the P-RSUs that vest will be subject to a holding period of one year.

The exercise price for the stock options will be the fair market value of the EDS Common Stock on the grant date, as determined under the Incentive Plan.  The stock options will vest 100% on February 26, 2010, and have a term of seven years from the grant date.  Once vested, the options may not be exercised through a "cashless exercise" during the 12-month period beginning on the vesting date.  In addition, stock issued upon exercise of an option during that 12-month period will be subject to a holding period of one year from the date of exercise.

With respect to the awards to each of Mr. Jordan and Mr. Heller, if the executive retires with Board of Director consent, the P-RSUs will be earned (with the final number that vest to be determined in the first quarter of 2010 based on EDS' performance during the performance period) and the stock options would vest as scheduled and once vested be exercisable for the remaining term.  If the executive retires without Board consent or his employment is terminated for "cause", the P-RSUs and stock options will be forfeited.  If his employment is involuntarily terminated without "cause", a pro rata portion (based on service during the performance period) of the P-RSUs will be earned (with the final number that vest to be determined in the first quarter of 2010 based on EDS' performance during the performance period) and a pro rata portion (based on service from the date of grant) of the stock options will immediately vest and be exercisable for two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

February 9, 2007                                                                                                      By:    /S/ STORROW M. GORDON

                                                                                                                                          Storrow M. Gordon

                                                                                                                                          Executive Vice President

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